SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant:                        [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary  Proxy  Statement  [  ]  Confidential,for Use of the Commission
                                          Only as permitted by Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to SS. 240.14a-11(c) or SS. 240.14a-12

--------------------------------------------------------------------------------
                               NL INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                               NL Industries, Inc.
                       16825 Northchase Drive, Suite 1200
                              Houston, Texas 77060



                                 March 30, 2001


Dear Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of NL Industries, Inc., which will be held on Wednesday, May 9, 2001 at 10:00 a.m. (C.D.T.) at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. In addition to the matters to be acted upon at the meeting, which are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement, we will update you on the Company. I hope that you will be able to attend.

     Whether or not you plan to be at the meeting, please complete, date, sign and return the proxy card or voting instruction form enclosed with this Proxy Statement promptly or vote via the Internet or telephone following the instructions on the proxy card so that your shares are represented at the Meeting and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the Meeting, will be held in confidence by the Inspector of Election for the meeting in accordance with NL's By-Laws.


                                   Sincerely,





                                   J. Landis Martin
                                   President and Chief Executive Officer

                               NL Industries, Inc.
                       16825 Northchase Drive, Suite 1200
                              Houston, Texas 77060

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 9, 2001

To the Shareholders of NL Industries, Inc.:

     NOTICE IS HEREBY GIVEN that the 2001 Annual  Meeting of  Shareholders  (the
"Annual Meeting") of NL Industries, Inc., a New Jersey corporation (the "Company" or "NL"), will be held on Wednesday, May 9, 2001, at 10:00 a.m. (C.D.T.) at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

     1. To elect seven directors to serve until the 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

     2. To consider and vote on a proposal to approve the Company's Variable Compensation Plan; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors of the Company set the close of business on March 23, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of record of NL's common stock, $.125 par value per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. The Company's stock transfer books will not be closed following the Record Date.

     You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and mail the enclosed proxy card or voting instruction form promptly or vote via the Internet or telephone following the instructions on the proxy card so that your shares may be represented and voted at the Annual Meeting. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may vote in person at the Annual Meeting even though you previously submitted your proxy.

                                  By order of the Board of Directors,



                                  David B. Garten
                                  Vice President, General Counsel and Secretary


Houston, Texas
March 30, 2001

                               NL Industries, Inc.
                       16825 Northchase Drive, Suite 1200
                              Houston, Texas 77060

                          -----------------------------
                                 PROXY STATEMENT
                          -----------------------------


                               GENERAL INFORMATION

     This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of NL Industries, Inc., a New Jersey corporation (the "Company" or "NL"), for use at the Company's 2001 Annual Meeting of Shareholders to be held at 10:00 a.m. (C.D.T.) on Wednesday, May 9, 2001, at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card or voting instruction form were first mailed to the holders of the Company's common stock, $.125 par value per share ("Common Stock"), on or about April 9, 2001.


                            PURPOSE OF ANNUAL MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon (i) the election of seven directors to serve until the Company's 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified; (ii) a proposal to approve the Company's Variable Compensation Plan (the "Variable Compensation Plan"); and (iii) such other business as may properly come before the Annual Meeting. The Company is not aware of any other business expected to come before the Annual Meeting.


                  QUORUM AND VOTING RIGHTS; PROXY SOLICITATION

     The presence in person or by proxy of the holders of a majority of the votes represented by the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Director nominees will be elected by a plurality of the votes cast. Except as may be provided in the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), any other matter that may be submitted to a shareholder vote, including the approval of the Variable Compensation Plan, will require the affirmative vote of a majority of the votes cast at the Annual Meeting. Shares of Common Stock that are voted to abstain from business coming before the Annual Meeting and broker/nominee non-votes will be counted as being in attendance at the Annual Meeting for purposes of determining whether a quorum is present, but will not be counted as votes for or against any matter coming before the Annual Meeting. The accompanying proxy card provides space for a shareholder to withhold voting for any or all nominees for the Board. Because director nominees must receive a plurality of the votes cast at the Annual Meeting, a vote withheld from a particular nominee will not affect the election of that nominee.

     The record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 23, 2001 (the "Record Date"). As of the Record Date, there were issued and outstanding 50,087,284 shares of Common Stock, each of which entitles the holder to one vote on all matters that come before the Annual Meeting. Valhi, Inc. ("Valhi"), a diversified company engaged in the titanium dioxide pigments (through its ownership of NL stock), component products (ergonomic computer support systems, precision ball bearing slides and security products), titanium metals products, and waste management industries, and Tremont Corporation ("Tremont"), a holding company engaged in the titanium metals and titanium dioxide pigments industries (through its ownership of NL stock), held approximately 60.2% and 20.4%, respectively, of the outstanding shares of the Common Stock as of the Record Date and have indicated their intention to have their shares represented at the Annual Meeting. Both Valhi and Tremont are affiliates of Contran Corporation ("Contran"). See "Security Ownership" and "Election of Directors." If the shares of Common Stock held by Valhi and Tremont together or the shares of Common Stock held by Valhi alone are represented at the Annual Meeting, a quorum will be present.

     All shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted (i) "FOR" the election of each of the seven nominees for director, (ii) "FOR" approval of the Variable Compensation Plan, and (iii) to the extent allowed by federal securities laws, in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting. Any holder of Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by (i) filing with the Company's Secretary written revocation of his or her proxy, (ii) giving a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Attendance by a shareholder at the Annual Meeting will not in and of itself revoke his or her proxy.

     This proxy solicitation is made by and on behalf of the Board. Solicitation of proxies for use at the Annual Meeting may be made by mail, telephone or in person, by directors, officers and employees of the Company. Such persons will receive no additional compensation for any solicitation activities. The Company will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and the Company will, upon the request of such record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the Proxy Statement, proxy card or voting instruction form and all materials used in the solicitation of proxies from shareholders of the Company, and all clerical and other expenses of such solicitation, will be borne by the Company.

     First Chicago Trust Company, a division of EquiServe ("First Chicago"), the transfer agent and registrar for the Common Stock, has been appointed by the Board to serve as inspector of election (the "Inspector of Election") to determine the number of shares of Common Stock represented and voted at the Annual Meeting. All proxies and ballots delivered to First Chicago shall be kept confidential by First Chicago in accordance with the terms of the Company's By-Laws.

     IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE "FOR" THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR IDENTIFIED BELOW AND "FOR" APPROVAL OF THE VARIABLE COMPENSATION PLAN, UNLESS AUTHORITY IS WITHHELD BY THE SHAREHOLDER GRANTING THE PROXY. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY THE BOARD, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS. VALHI AND TREMONT, WHICH HOLD APPROXIMATELY 60.2% AND 20.4%, RESPECTIVELY, OF THE OUTSTANDING COMMON STOCK, HAVE INFORMED THE COMPANY THAT THEY INTEND TO VOTE THEIR SHARES IN FAVOR OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT AND "FOR" APPROVAL OF THE VARIABLE COMPENSATION PLAN. VALHI'S AND TREMONT'S VOTES TOGETHER, OR VALHI'S VOTES ALONE, ARE SUFFICIENT TO ELECT ALL SEVEN NOMINEES AND TO APPROVE THE VARIABLE COMPENSATION PLAN.

                              ELECTION OF DIRECTORS

     The Certificate provides for a Board consisting of not less than seven and not more than seventeen persons, as such number is determined from time to time by a majority of the entire Board. The Board has determined that it shall consist of seven members.

     At the Annual Meeting, holders of Common Stock will be asked to elect seven nominees to the Board, each to serve for a one-year term ending at the 2002 Annual Meeting of Shareholders or until his successor shall have been elected and qualified or until his earlier resignation, removal or death. All of the nominees are currently directors of the Company and have agreed to serve if elected.

     THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE "FOR" THE  NOMINEES  IDENTIFIED
BELOW.

Nominees for Director

     The information provided below has been provided by the respective nominees for election as directors for a term expiring at the 2002 Annual Meeting of Shareholders of the Company. Each of the following nominees for election is currently a director of the Company whose term expires at the Annual Meeting.

     J. LANDIS MARTIN, age 55, has been President and Chief Executive Officer of NL since 1987, and a director of NL since 1986. He has served as Chairman of the Board, President and Chief Executive Officer of Tremont since prior to 1996. Mr. Martin also has served as Chairman of the Board and Chief Executive Officer of Titanium Metals Corporation, an integrated producer of titanium metals products that is 39% owned by Tremont ("TIMET"), since prior to 1996. Mr. Martin is a director of Halliburton Company, a diversified energy services company, Apartment Investment and Management Corporation, a real estate investment trust, and Crown Castle International Corporation, a telecommunications company.

     KENNETH R. PEAK, age 55, has been a director of NL since 1989. Mr. Peak is President and Chief Executive Officer and Chairman of the Board of Contango Oil & Gas Company, an independent oil and gas exploration and production company. Since prior to 1996 to 1999, Mr. Peak was president of Peak Enernomics, Inc., an energy industry consulting firm. Mr. Peak is a director of Patterson Energy, Inc., an oil and gas drilling services provider. He serves as Chairman of NL's Audit Committee and Management Development and Compensation Committee and is a member of NL's Nominations Committee.

     GLENN R. SIMMONS, age 73, has been a director of NL since 1986. Mr. Simmons is Chairman of the Board of Keystone Consolidated Industries, Inc. ("Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company that is affiliated with Contran, and CompX International, Inc., a manufacturer of ergonomic computer support systems, precision ball bearing slides, and security products that is affiliated with Valhi ("CompX"). Since prior to 1996, Mr. Simmons has been Vice Chairman of the Board of Valhi and Contran, a diversified holding company which directly and through related entities holds approximately 94% of the outstanding common stock of Valhi and 50% of the outstanding common stock of Keystone. Mr. Simmons is also a director of Tremont and TIMET. Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1969. He serves as Chairman of NL's Nominations Committee. He is a brother of Harold C. Simmons.

     HAROLD C. SIMMONS, age 69, has been a director of NL since 1986 and Chairman of the Board of NL since 1987. He has been Chairman of the Board and Chief Executive Officer of Valhi and Contran since prior to 1996 and was President of Valhi and Contran from 1994 until 1998. Mr. Simmons is also a director of Tremont. Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1961. He is a brother of Glenn R. Simmons.

     GENERAL THOMAS P. STAFFORD (retired), age 70, served as a director of NL from 1984 to 1986 and was re-appointed in February 2000. General Stafford was a co-founder of and has been affiliated with Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, since 1982. General Stafford graduated from the United States Naval Academy in 1952. He was commissioned as an officer in the United States Air Force ("USAF") and attended the USAF Experimental Flight Test School in 1958. He was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966. In 1969, General Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon. He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975. After his retirement from the USAF in 1979 as Lieutenant General, he became Chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position until 1984, when he joined General Technical Services, Inc., a consulting firm. In addition to serving as a director of NL, General Stafford is a director of TIMET, Tremont, CMI Corporation, and The Wackenhut Corp. General Stafford is a member of NL's Audit Committee and its Management Development and Compensation Committee.

     STEVEN L. WATSON, age 50, has been a director of NL since November 2000, and has served as a director of Valhi since 1998. Mr. Watson has been president of Valhi and Contran, and a director of Contran, since 1998. Mr. Watson is also a director of CompX, Keystone, TIMET and Tremont. From prior to 1996 to 1998, Mr. Watson served as Vice President and Secretary of Valhi and Contran. Mr. Watson has served as an executive officer and/or director of various companies related to Valhi and Contran since 1980.

     LAWRENCE A. WIGDOR, age 59, has been a director and Executive Vice President of NL since 1992. Dr. Wigdor has been President and Chief Executive Officer of Kronos, Inc. ("Kronos"), a wholly owned subsidiary of NL involved in the titanium dioxide pigments business, since prior to 1996 and was President and Chief Executive Officer of Rheox, Inc. ("Rheox"), a wholly owned subsidiary of NL involved in the specialty chemicals business, since prior to 1996 until it was sold in January 1998.

     See also "Certain Relationships and Transactions."


                             MEETINGS AND COMMITTEES

     The Board held seven meetings and took action by unanimous written consent in lieu of a meeting on eight occasions in 2000. Each of the directors participated in more than 75% of the total number of meetings of the Board and committees on which he served that were held during their period of service in 2000.

     The Board has established three standing committees, an Audit Committee, a Management Development and Compensation Committee and a Nominations Committee, all of which are composed entirely of individuals who are not employees of the Company.

     Audit Committee. The principal responsibilities of the Audit Committee are to serve as an independent and objective party to review the Company's auditing, accounting, and financial reporting processes. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A to this proxy statement, which describes the Audit Committee's activities more specifically. Each of the members of the Audit Committee is independent within the meaning of the New York Stock Exchange listing standards. The Committee held two meetings in 2000. The current members of the Audit Committee are Mr. Peak (Chairman) and General Stafford. See "Independent Auditor Matters - Audit Committee Report."

     Management Development and Compensation Committee. The principal responsibilities of the Management Development and Compensation Committee are to review and make recommendations regarding executive compensation policies and periodically review and approve or make recommendations with respect to matters involving executive compensation, to take action or to review and make recommendations to the Board regarding employee benefit plans or programs, and to serve as a counseling committee to the Chief Executive Officer regarding matters of key personnel selection, organization strategies and such other matters as the Board may from time to time direct. The Management Development and Compensation Committee also is responsible for reviewing and approving stock option and other stock-based compensation awards under the Company's incentive plan and for reviewing and approving the Company's target and performance levels under the Variable Compensation Plan. The Management Development and Compensation Committee held one meeting and took action by written consent in lieu of a meeting on four occasions in 2000. Its current members are Mr. Peak (Chairman) and General Stafford.

     Nominations Committee. The principal responsibilities of the Nominations Committee are to review and make recommendations to the Board regarding such matters as the size and composition of the Board and criteria for director nominations, director candidates, the term of office of directors, and such other related matters as the Board may request from time to time. The Nominations Committee held one meeting in 2000. The current members of the Nominations Committee are Mr. Glenn Simmons (Chairman) and Mr. Peak. The
Nominations Committee made its recommendations to the Board of Directors with respect to the election of directors at the Annual Meeting. The Nominations Committee will consider recommendations by shareholders of the Company with respect to nominees for election as director if such recommendations are submitted in writing to the Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of shareholders, and are accompanied by a full statement of qualifications and confirmation of the recommended nominees' willingness to serve.

     The Board has previously established, and from time to time may establish, other committees to assist it in discharging its responsibilities.

                        EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information regarding the Company's executive officers. Biographical information with respect to Messrs. Simmons and Martin and Dr. Wigdor is set forth above under "Election of Directors."


             Name                       Age         Position(s)

  Harold C. Simmons...................  69    Chairman of the Board

  J. Landis Martin....................  55    President and Chief Executive Officer

  Dr. Lawrence A. Wigdor..............  59    Executive Vice President; President and
                                              Chief Executive Officer of Kronos

  Susan E. Alderton...................  49    Vice President, Chief Financial Officer
                                              and Treasurer

  David B. Garten.....................  49    Vice President, General Counsel and Secretary

  Robert D. Hardy.....................  40    Vice President, Controller, Assistant Treasurer
                                              and Assistant Secretary

     Susan E. Alderton has been Chief Financial Officer of the Company since 1998 and Vice President and Treasurer of the Company since prior to 1996. Ms. Alderton has been a director of Tremont since prior to 1996.

     David B. Garten has been Vice President, General Counsel and Secretary of the Company since prior to 1996.

     Robert D. Hardy has been Vice President, Controller of the Company since March 1999, Assistant Treasurer since prior to 1996 and Assistant Secretary since May 1998. From prior to 1996 to February 1998, Mr. Hardy served as the Company's Director of Taxes, and from February 1998 to March 1999 served as Vice President-Tax.

                               SECURITY OWNERSHIP

     Ownership of NL Common Stock. The following table and accompanying notes set forth as of the Record Date the beneficial ownership, as defined by regulations of the Securities and Exchange Commission (the "Commission"), of Common Stock held by (a) each person or group of persons known by NL to beneficially own more than 5% of the outstanding shares of Common Stock, (b) each director or nominee for director of NL, (c) each executive officer of NL listed in the Summary Compensation Table below, and (d) all executive officers and directors of NL as a group. See note (3) below for information concerning individuals and entities which may be deemed to indirectly beneficially own those shares of Common Stock directly beneficially held by Valhi and Tremont, as reported in the table below. No securities of NL's subsidiaries are beneficially owned by any director, nominee for director, or officer of NL. Information concerning ownership of equity securities of NL's parent companies is contained in note (3) below and the table under the caption "Ownership of Valhi and Tremont Common Stock" below. All information is taken from or based upon ownership filings made by such persons with the Commission or information provided by such persons to NL.


                                                                  NL Common Stock
                                                    -----------------------------------------
              Name of                                Amount and Nature of           Percent
         Beneficial Owner                           Beneficial Ownership(1)       of Class(2)
         ----------------                           -----------------------       -----------

Valhi, Inc.                                            30,135,390 (3)                  60.2%
  Three Lincoln Centre
  5430 LBJ Freeway, Suite 1700
  Dallas, TX 75240
Tremont Corporation                                    10,215,541 (3)                   20.4%
  1999 Broadway, Suite 4300
  Denver, CO 80202
J. Landis Martin                                          348,500 (4)                     --
Kenneth R. Peak                                             9,825 (5)                     --
Glenn R. Simmons                                            7,000 (3)(6)                  --
Harold C. Simmons                                          78,475 (3)(7)                  --
General Thomas P. Stafford (retired)                        3,000 (8)                     --
Steven L. Watson                                            4,000 (3)                     --
Dr. Lawrence A. Wigdor                                    205,400 (9)                     --
Susan E. Alderton                                         116,639 (10)                    --
David B. Garten                                           119,596 (11)                    --
Robert D. Hardy                                            59,344 (12)                    --
All directors and executive officers                      951,779 (3)(4)(5)(6)           1.9%
  of the Company as a group (10 persons)                 (7)(8)(9)(10)(11)(12)

(1)     All beneficial ownership is sole and direct unless otherwise noted.

(2)     No percent of class is shown for holdings of less than 1%.

(3) Tremont Group, Inc. ("TGI") is the holder of approximately 80.0% of the outstanding common stock of Tremont ("Tremont Common Stock"). Valhi and Tremont Holdings, LLC ("TRE Holdings") are the direct holders of 80.0% and 20.0%, respectively, of the outstanding common stock of TGI. NL is the sole member of TRE Holdings. Valhi and Tremont are the direct holders of approximately 60.2% and 20.4%, respectively, of the outstanding Common Stock. Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National") and Contran are the holders of approximately 81.7%, 9.5% and 1.8%, respectively, of the outstanding common stock, $.01 par value per share, of Valhi, Inc. (the "Valhi Common Stock"). National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% and approximately 88.9% of the outstanding common stock of Dixie Rice and Southwest, respectively. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons (the "Trusts"), of which Harold C. Simmons is the sole trustee. As sole trustee of the Trusts, Harold C. Simmons has the power to vote and direct the disposition of the shares of Contran common stock held by each of the Trusts. Mr. Simmons, however, disclaims beneficial ownership of all Contran shares held by the Trusts.

        Harold C. Simmons is Chairman of the Board of NL, a director of Tremont, and Chairman of the Board and Chief Executive Officer of Contran, Dixie Rice, Southwest, Dixie Holding, NOA, National, TGI, VGI and Valhi. By virtue of the holding of such offices, the stock ownership and his service as trustee, all as described above, (a) Mr. Simmons may be deemed to control such entities, and (b) Mr. Simmons, and certain of such entities may be deemed to possess indirect beneficial ownership of the Common Stock directly beneficially owned by Valhi and Tremont and the shares of Valhi Common Stock and Tremont Common Stock held by Contran and its subsidiaries. However, Mr. Simmons disclaims beneficial ownership of the shares of Common Stock, Valhi Common Stock and Tremont Common Stock beneficially owned, directly and indirectly, by such entities.

        Glenn R. Simmons and Steven L. Watson are directors of Contran and Valhi. Each of such persons disclaims beneficial ownership of the shares of Common Stock that Valhi and Tremont directly or indirectly beneficially hold.

        The  Combined  Master   Retirement  Trust  (the  "Master  Trust")  holds
        approximately 0.1% of the outstanding shares of Valhi Common Stock. Valhi established the Master Trust to permit the collective investment by master trusts that maintain the assets of certain employee benefit plans Valhi and related companies adopt. Harold C. Simmons is the sole trustee of the Master Trust and a member of the trust investment committee for the Master Trust. Valhi's Board of Directors select the trustee and members of the trust investment committee for the Master Trust. Harold C. Simmons, Glenn R. Simmons and Steven L. Watson are members of Valhi's Board of Directors and are participants in one or more of the employee benefit plans which invest through the Master Trust. Each of such persons, however, disclaims beneficial ownership of the shares of Valhi Common Stock held by the Master Trust, except to the extent of his individual vested beneficial interest in the assets held by the Master Trust.

        The Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2") directly holds approximately 0.4% of the outstanding Valhi Common Stock.

        U.S. Bank National Association serves as trustee of the CDCT No. 2 (the "Trustee"). Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran (i) retains the sole power to vote the Valhi Common Stock held by the CDCT No. 2, (ii) retains dispositive power over such shares, and
        (iii) may be deemed the indirect beneficial owner of such shares. However, Mr. Simmons disclaims such beneficial ownership of the shares beneficially owned by the CDCT No. 2, except to the extent of his interest as a beneficiary of CDCT No. 2.

        The Foundation directly holds approximately 0.5% of the outstanding Valhi Common Stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the chairman of the board and chief executive officer of the Foundation and may be deemed to control the Foundation. Mr. Simmons, however, disclaims beneficial ownership of any shares held by the Foundation.

        Valmont Insurance Company ("Valmont") and a subsidiary of the Company directly own 1,000,000 shares and 1,186,200 shares, respectively, of Valhi common stock. Valhi holds 100% of the outstanding common stock of Valmont. Pursuant to Delaware law, Valhi treats the shares of Valhi common stock owned by Valmont and the subsidiary of the Company as treasury stock for voting purposes and for the purposes of this footnote are not deemed outstanding.

        The business address of VGI, National, TGI, NOA, Dixie Holding, the CMRT, the Foundation and Contran is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360. The business address of TRE Holdings is 16825 Northchase Dr., Suite 1200, Houston, TX 77060.

(4) The shares of Common Stock shown as beneficially owned include 228,600 shares of Common Stock which J. Landis Martin has the right to acquire by exercise of options within 60 days of the Record Date under the Company's 1989 and 1998 Long-Term Incentive Plans (the "1989 Incentive Plan" and "1998 Incentive Plan," respectively, and collectively the "Incentive Plans").

(5) The shares of Common Stock shown as beneficially owned include (i) 7,000 shares of Common Stock which Kenneth R. Peak has the right to acquire by exercise of options within 60 days of the Record Date pursuant to the NL Industries, Inc. 1992 Non-Employee Director Stock Option Plan (the "Director Plan") and the 1998 Incentive Plan, and (ii) 21 shares of Common Stock held by Mr. Peak's wife with respect to which Mr. Peak disclaims beneficial ownership.

(6) The shares of Common Stock shown as beneficially owned include 6,000 shares which Glenn R. Simmons has the right to acquire by exercise of options within 60 days of the Record Date under the 1998 Incentive Plan.

(7) The shares of Common Stock shown as beneficially owned by Harold C. Simmons include 69,475 shares held by Harold C. Simmons' wife with respect to which beneficial ownership is disclaimed by Mr. Simmons and 6,000 shares which Mr. Simmons has the right to acquire by exercise of options within 60 days of the Record Date under the 1998 Incentive Plan.

(8) The shares of Common Stock shown as beneficially owned include 2,000 shares which General Thomas P. Stafford has the right to acquire by exercise of options within 60 days of the Record Date under the 1998 Incentive Plan.

(9) The shares of Common Stock shown as beneficially owned include 163,600 shares of Common Stock which Dr. Lawrence A. Wigdor has the right to acquire by exercise of options within 60 days of the Record Date under the Incentive Plans.

(10) The shares of Common Stock shown as beneficially owned include (i) 63,000 shares of Common Stock which Susan E. Alderton has the right to acquire by exercise of options within 60 days of the Record Date under the Incentive Plans, and (ii) 12,482 shares credited to Ms. Alderton's account under the Savings Plan.

(11) The shares of Common Stock shown as beneficially owned include (i) 93,000 shares of Common Stock which David B. Garten has the right to acquire by exercise of options within 60 days of the Record Date under the Incentive Plans, (ii) 3,261 shares credited to Mr. Garten's account under the Savings Plan, and (iii) 23,335 shares held by Mr. Garten and his wife as joint tenants.

(12) The shares of Common Stock shown as beneficially owned include (i) 43,000 shares of Common Stock which Robert D. Hardy has the right to acquire by exercise of options within 60 days of the Record Date under the Incentive Plans, and (ii) 16,344 shares held by Mr. Hardy and his wife as joint tenants.

     Ownership of Valhi and Tremont Common Stock. The following table and accompanying notes set forth as of the Record Date (i) the beneficial ownership, as defined above, of Valhi Common Stock held by (a) each director or nominee for director of NL, (b) each executive officer of NL listed in the Summary Compensation Table below, and (c) all executive officers and directors of NL as a group, and (ii) the beneficial ownership, as defined above, of Tremont Common Stock held by (a) each director or nominee for director of NL, (b) each executive officer of NL listed in the Summary Compensation Table below, and (c) all executive officers and directors of NL as a group. See note (3) to the table following the caption "Ownership of NL Common Stock" above, for information concerning individuals and entities who may be deemed to indirectly beneficially own those shares of Common Stock directly beneficially held by Tremont and Valhi. Except as described in note (3) above and the table below and the accompanying notes, no equity securities of NL's parent companies are beneficially owned by any director, nominee for director or executive officer of NL. All information is taken from or based upon ownership filings made by such persons with the Commission or information provided by such persons to NL.



                                        Tremont Common Stock              Valhi Common Stock
                                    ---------------------------    -----------------------------
                                     Amount and                    Amount and
                                      Nature of                     Nature of
            Name of                  Beneficial       Percent      Beneficial         Percent
      Beneficial Owner              Ownership(1)     of Class(2)   Ownership (1)    of Class (2)
      ----------------              ------------     -----------   -------------    ------------

J. Landis Martin ...................    104,359(3)       1.6%           -0-              --
Kenneth R. Peak ....................        -0-           --            -0-              --
Glenn R. Simmons ...................        534(4)(8)     --          353,183(4)(7)(8)   --
Harold C. Simmons ..................        -0-(4)        --          580,383(4)(7)(9)   --
General Thomas P. Stafford (retired)      4,000(5)        --            -0-              --
Steven L. Watson ...................      4,474(4)        --          318,635(4)(7)      --
Dr. Lawrence A. Wigdor .............        -0-           --            -0-              --
Susan E. Alderton ..................      4,727(10)       --            -0-              --
David B. Garten ....................      9,500(6)        --            -0-              --
Robert D. Hardy ....................        318           --            -0-              --
All directors and executive ........
   officers of the Company .........
   as a group (10 persons) .........    127,912(3)(4)     2.0%      1,252,201(4)(7)      1.1%
                                         (5)(6)(8)(10)               (8)(9)

(1)     All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating the percent of class owned 1,186,200 shares of Valhi
        Common Stock held by a subsidiary of NL and 1,000,000 shares of Valhi Common Stock held by Valmont are excluded from the amount of Valhi Common Stock outstanding. The Company understands that, pursuant to Delaware law, Valhi treats these excluded shares as treasury stock for voting purposes.

(3) The shares of Tremont Common Stock shown as beneficially owned by J. Landis Martin include 60,000 shares of Tremont Common Stock which Mr. Martin has the right to acquire by exercise of options within 60 days of the Record Date.

(4) Excludes certain shares that may be deemed to be indirectly beneficially owned by such individual as to which he disclaims beneficial ownership. See note (3) to the table following "Ownership of NL Common Stock" above.

(5)     The shares of Tremont Common Stock shown as beneficially owned by Thomas
        P. Stafford include 4,000 shares which General Stafford has the right to acquire by exercise of options within 60 days of the Record Date.

(6)     The shares of Tremont Common Stock shown as beneficially  owned by David
        B. Garten include 9,000 shares which Mr. Garten has the right to acquire by exercise of options within 60 days of the Record Date.

(7) Includes shares that such person or group could acquire upon the exercise of stock options within 60 days of the Record Date. During such 60-day period, options for 500,000 shares of Valhi Common Stock are exercisable by Harold C. Simmons, options for 350,000 shares of Valhi Common Stock are exercisable by Glenn R. Simmons, and options for 300,000 shares of Valhi Common Stock are exercisable by Steven L. Watson, all of which shares are included in the amount outstanding for purposes of calculating the percent of class owned by such persons. In addition, includes 3,035 shares held in Mr. Watson's individual retirement account.

(8) Includes 2,383 shares of Valhi Common Stock and 515 shares of Tremont Common Stock held in Glenn R. Simmons' individual retirement account. The Valhi shares also include 800 shares held in a retirement account for Mr. Simmons' wife, with respect to all of which beneficial ownership is disclaimed by Mr. Simmons.

(9) Includes 77,000 shares of Valhi Common Stock held by Harold C. Simmons' wife, with respect to which beneficial ownership is disclaimed by Mr. Simmons.

(10)    The shares of Tremont Common Stock shown as beneficially  owned by Susan
        E. Alderton include 4,000 shares which Ms. Alderton has the right to acquire by exercise of options within 60 days of the Record Date and 11 shares held by the trustee for the benefit of Ms. Alderton under the Savings Plan.

     The Company understands that Valhi, Tremont and related entities may consider acquiring or disposing of shares of Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of the Common Stock in the market, an assessment of the business of and prospects for the Company, financial and stock market conditions and other factors deemed relevant by such entities. The Company does not presently intend, and understands that neither Valhi nor Tremont presently intends, to engage in any transaction or series of transactions that would result in the

Common Stock becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended, or ceasing to be traded on a national securities exchange.

                    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who own beneficially more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission, the New York Stock Exchange, the Pacific Exchange and the Company. Based solely on a review of copies of the Section 16(a) reports furnished to the Company and written representations by certain reporting persons, the Company believes that all of the Company's executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 2000, except one filing by Dr. Wigdor inadvertently omitted a single sale transaction.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION

Compensation of Directors

     During 2000, fees were paid to each director who was not an employee of the Company or a subsidiary of the Company. Fees consisted of an annual retainer of $15,000, payable in quarterly installments and 1,000 shares of Common Stock granted pursuant to the 1998 Incentive Plan, plus an attendance fee of $1,000 for each meeting of the Board or a committee at which the director was present. Such directors also received a fee of $1,000 per day for each day spent on NL business at the request of the Board or the Chairman of the Board, other than the day of Board or committee meetings. Directors are reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings. If any director who is not an officer or employee of NL or any subsidiary or affiliate of NL dies while in active service, his designated beneficiary or estate will be entitled to receive a life insurance benefit equal to the annual retainer then in effect. Nominees for election as Director who received fees for serving on the Board of Directors in 2000 are Messrs. Peak, G. Simmons, H. Simmons, and Watson, and General Stafford. See "Certain Relationships and Transactions." In addition, General Stafford receives an annual payment of $15,000 as a result of his service on the Board in the period prior to 1987.

     In 2000, Messrs. Peak, G. Simmons, H. Simmons, and General Stafford were each granted an option pursuant to the 1998 Incentive Plan to purchase 2,000 shares of Common Stock at an exercise price of $14.4375 per share, representing the last reported sales price of Common Stock on the New York Stock Exchange Composite Tape on the date of the grant. These options become exercisable one year after the date of grant and expire on the fifth anniversary following the date of the grant.

Summary of Cash and Certain Other Compensation of Executive Officers

     The Summary Compensation Table set forth below provides certain summary information concerning annual and long-term compensation awarded to, earned by, or paid to or on behalf of the Company's Chief Executive Officer and each of its other four most highly compensated executive officers for services rendered during the years ended December 31, 2000, 1999 and 1998.

                                  SUMMARY COMPENSATION TABLE


                                                                          Long-Term
                                   Annual Compensation (1)              Compensation (1)
                               --------------------------------   -------------------------
                                                                            Awards
                                                                            ------
                                                       Other      Restricted     Securities
    Name and                                           Annual       Stock        Underlying      All Other
Principal Position     Year    Salary   Bonus (2)   Compensation    Awards        Options       Compensation
                                 ($)       ($)         (3)($)         ($)           (#)            (5)($)
------------------     ----    ------   ---------   ------------    ------       ---------      ------------

J. Landis Martin       2000     600,000    900,000     13,420         -0-          100,000           96,840
President and Chief    1999     500,000    500,000     17,281         -0-           99,000          125,320
Executive Officer (4)  1998     500,000  2,750,000     19,742         -0-          120,000          328,520

Dr. Lawrence A. Wigdor 2000     750,000  2,625,000      6,815         -0-          100,000          132,038
Executive Vice         1999     650,000    650,000      8,833         -0-           99,000          171,073
President              1998     650,000  2,175,000     11,125         -0-           90,000          277,987

Susan E. Alderton      2000     295,833    443,700      -0-           -0-           45,000           48,579
Vice President,        1999     225,000    225,000      -0-           -0-           45,000           52,944
Chief Financial        1998     212,813    419,200      -0-           -0-           30,000           49,883
Officer and Treasurer

David B. Garten        2000     325,000    987,500      -0-           -0-           45,000          100,252
Vice President,General 1999     325,000    325,000      -0-           -0-           45,000           69,427
Counsel and Secretary  1998     250,000    575,000      -0-           -0-           45,000           84,408

Robert D. Hardy        2000     275,000    662,500      -0-           -0-           30,000           38,061
Vice President and     1999     200,000    147,500      -0-           -0-           30,000           34,531
Controller             1998     170,000    385,300      -0-           -0-           30,000           44,424



(1) No payouts under any long-term incentive plans (as defined by applicable federal securities regulations) were made during 2000, 1999 or 1998. Therefore the column for such compensation otherwise required by applicable federal securities regulations has been omitted.

(2) Amounts paid with respect to each year pursuant to the Variable Compensation Plan and, for 1998 and 2000, special discretionary bonuses. See "Compensation Committee's Report on Executive Compensation" below.

(3) Amount which exceeds 120% of the applicable federal long-term interest rate accrued on deferred compensation.

(4) During 2000, 1999 and 1998, Mr. Martin also served as an executive officer of Tremont and TIMET. Mr. Martin is expected to continue to serve as an executive officer of NL, TIMET and Tremont in 2001 and to be compensated directly by NL for services to NL and by TIMET for services to TIMET and Tremont. Mr. Martin is expected to continue to devote approximately one-half of his working time to his duties as President and Chief Executive Officer of NL. See "Certain Relationships and Transactions."

(5) For 2000 represents (i) $9,328, $962, $2,302, and $861 of life insurance premiums paid by the Company for the benefit of Dr. Wigdor, Ms. Alderton, and Messrs. Garten and Hardy respectively, (ii) a contribution of $10,200 to the account of each of the named executive officers under the Savings Plan, (iii) a contribution of $14,110, $9,350, $12,240, $9,350 and $6,800 to the Savings Plan accounts of Dr. Wigdor, Ms.

        Alderton and Messrs. Martin, Garten and Hardy respectively, as a pension contribution, and (iv) $98,400, $28,067, $74,400, $78,400 and $20,200
        accrued by the Company in unfunded accounts for the benefit of Dr. Wigdor, Ms. Alderton and Messrs. Martin, Garten, and Hardy, respectively, under the NL Supplemental Executive Retirement Plan ("SERP"). For 1999 represents: (i) $6,493, $924, $1,827 and $801 of life insurance premiums paid by the Company for the benefit of Dr. Wigdor, Ms. Alderton, and Messrs. Garten and Hardy respectively, (ii) a contribution of $6,400 to the account of each of the named executive officers under the Savings Plan, (iii) a contribution of $11,680, $7,200, $9,920, $7,200 and $4,800 to the Savings Plan accounts of Dr. Wigdor, Ms. Alderton and Messrs Martin, Garten and Hardy respectively, as a pension contribution, and (iv) $146,500, $38,420, $109,000, $54,000 and $22,530 accrued by the Company in unfunded accounts for the benefit of Dr. Wigdor, Ms. Alderton, and Messrs. Martin, Garten and Hardy, respectively, under the SERP. For 1998 represents: (i) $5,207, $672, $1,108 and $574 of life insurance premiums paid by the Company for the benefit of Dr. Wigdor, Ms. Alderton, and Messrs. Garten and Hardy, respectively, (ii) a contribution of $7,500 to the account of Ms. Alderton and $9,600 to the account of each of the other named executive officers under the Savings Plan, and (iii) a contribution of $11,680, $7,200, $9,920, $7,200 and $4,800 to the Savings Plan accounts of Dr. Wigdor, Ms. Alderton and Messrs. Martin, Garten and Hardy respectively, as a pension contribution, and (iv) $251,500, $34,511, $309,000, $66,500 and $29,450 accrued by the Company in unfunded accounts for the benefit of Dr. Wigdor, Ms. Alderton, and Messrs. Martin, Garten and Hardy, respectively, under the SERP.

Stock Option Grants

     The following table provides information with respect to the individual stock option grants to the executive officers named in the Summary Compensation Table set forth above under the 1998 Incentive Plan during fiscal year 2000.


                                         OPTION GRANTS IN LAST FISCAL YEAR
                                                                                           Potential Realizable Value at
                                                                                               Assumed Rates of Stock
                                              Percent of Total   Exercise                         Appreciation for
                        Number of Securities  Options Granted     or Base                           Option Term (3)
                        Underlying Options    to Employees in    Price(2)     Expiration   -----------------------------
        Name              Granted(#)(1)        Fiscal Year       ($/Share)       Date           5% ($)        10% ($)
       -----            -------------------   ----------------  ---------     ---------        -------       ---------
J. Landis Martin             100,000               23.1%           $14.25        2/9/10        896,175        2,271,083
Lawrence A. Wigdor           100,000               23.1%           $14.25        2/9/10        896,175        2,271,083
Susan E. Alderton             45,000               10.4%           $14.25        2/9/10        403,279        1,021,987
David B. Garten               45,000               10.4%           $14.25        2/9/10        403,279        1,021,987
Robert D. Hardy               30,000                6.9%           $14.25        2/9/10        268,852          681,325


(1) Grants of options to purchase shares of Common Stock under the Incentive Plan vest over five years from the date of grant, at a rate of 40% on the second anniversary of the date of grant, and 20% on each of the next three succeeding anniversary dates. The options expire on the tenth anniversary date of the date of grant.

(2) Exercise price is equal to the mean of the high and low prices of the Common Stock on the New York Stock Exchange Composite Tape on the date of grant.

(3) Pursuant to the rules of the Commission, these amounts reflect the calculations at assumed 5% and 10% appreciation rates. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such options, if any, would be realized only upon the exercise of such options and depends upon the future performance of the Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value (at the end of the ten-year term of the options) of the Common Stock into which the listed options are exercisable and the aggregate exercise price of such options. The appreciated value per share at the end of the ten-year term would be $23.21 and $36.96 at the assumed 5% and 10% rates, respectively, with respect to options granted to named executive officers.

Stock Option Exercises and Holdings

     The following table provides information with respect to the executive officers named in the Summary Compensation Table, as set forth above, concerning the exercise of options during the last fiscal year and the value of unexercised options held as of December 31, 2000. Each of the executive officers exercised options during 2000 as shown in the table below. No stock appreciation rights have been granted under the Incentive Plans.



                                  AGGREGATED OPTION EXERCISES IN 2000 AND 12/31/00 OPTION VALUES

                                                                             Number of Securities
                                                                            Underlying Unexercised    Value of Unexercised In-the-
                        Shares Acquired on                                  Options at 12/31/00(#)    Money Options at 12/31/00 ($)
      Name              Exercise (#)(1)        Value Realized ($)         Exercisable/Unexercisable   Exercisable/Unexercisable
      ----              ---------------        ------------------         -------------------------   ----------------------------

J. Landis Martin            355,000               4,667,188                   138,000/316,000             1,137,388/2,910,414
Lawrence A. Wigdor          126,000               1,612,019                    83,800/290,200               606,512/2,745,578
Susan E. Alderton            51,000                 670,009                    31,200/121,800               242,810/1,182,278
David B. Garten              45,000                 599,063                    54,600/137,400               467,575/1,295,527
Robert D. Hardy              25,000                 260,188                    18,000/91,000                112,664/887,103



(1) In August 2000, Dr. Wigdor, Ms. Alderton and Messrs. Compofelice (the Company's former Vice President and Chief Financial Officer and, at the time, a member of the Board), Martin, Garten and Hardy entered into agreements under which NL purchased 37,147 shares of Common Stock from Dr. Wigdor, 15,474 shares of Common Stock from Ms. Alderton, 65,505 shares of Common Stock from Mr. Compofelice, 133,764 shares of Common Stock from Mr. Martin, 18,375 shares of Common Stock from Mr. Garten, and 4,138 shares of Common Stock from Mr. Hardy for an aggregate of $6.2 million. Under the agreements, the sellers also delivered certain shares of Common Stock to the Company in payment of the exercise price and applicable required withholding taxes (as permitted by the 1989 Incentive Plan).

Pension Plan

     The Retirement Program of NL Industries, Inc. for its U.S. employees (the "Pension Plan") provides lifetime retirement benefits to eligible employees. In 1996, the Company approved the suspension of all future accruals under the salaried component of the Pension Plan. The Pension Plan covers each executive officer named in the Summary Compensation Table set forth above. No amounts were paid or distributed to any of the named executive officers in 2000. The estimated accrued annual benefits payable under the Pension Plan upon retirement at normal retirement age for Dr. Wigdor, Ms. Alderton, and Messrs. Martin, Garten, and Hardy are $29,439, $34,419, $50,277, $26,410, and $12,348,
respectively.

Severance Agreements

     Mr. Martin had an executive severance agreement with the Company which expired in December 2000. The agreement provided that he may be terminated at any time by action of the Board of Directors. The executive severance agreement also provided that the following payments would be made to Mr. Martin in the event Mr. Martin's employment was terminated by the Company without cause (as defined in the agreement) or Mr. Martin terminated his employment with the Company for good reason (as defined in the agreement): (i) two times Mr. Martin's annual base salary plus target bonus (which target bonus shall not be less than the amount of his annual salary); (ii) accrued salary and bonus through the date of termination; and (iii) certain other benefits.

     Dr. Wigdor has entered into an executive severance agreement with the Company which provides that he may be terminated at any time by action of the Board of Directors. The executive severance agreement also provides that the following payments shall be made to Dr. Wigdor in the event Dr. Wigdor's employment is terminated by the Company without cause (as defined in the agreement) or Dr. Wigdor terminates his employment with the Company for good reason (as defined in the agreement): (i) the greater of two times Dr. Wigdor 's annual base salary plus target bonus (which target bonus shall not be less than the amount of his annual salary) or Dr. Wigdor's actual salary and bonus for the two years prior to termination; (ii) accrued salary and bonus through the date of termination; (iii) an amount in cash or Common Stock equal to the fair market value of outstanding stock options granted to Dr. Wigdor in excess of the exercise price and unvested restricted stock grants; (iv) an amount equal to unvested Company contributions together with an amount equal to the Company's matching contributions to Dr. Wigdor's account under the Savings Plan for a period of two years; (v) an amount equal to the vested and unvested portions of Dr. Wigdor's account under the SERP; and (vi) certain other benefits. This agreement is automatically extended for a one-year term commencing each January 1, unless the Company and Dr. Wigdor agree otherwise in writing.


                           INDEPENDENT AUDITOR MATTERS

     Independent Auditors. The firm of PricewaterhouseCoopers LLP served as NL's independent auditor for the year ended December 31, 2000, has been appointed to review NL's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2001 and to audit NL's annual consolidated financial statements for the year ending December 31, 2001. Representatives of PricewaterhouseCoopers LLP are not expected to attend the Meeting.

     Audit Committee Report. NL's management is responsible for preparing NL's consolidated financial statements in accordance with accounting principles generally accepted in the United States. NL's independent auditors are responsible for auditing NL's consolidated financial statements in accordance with auditing standards generally accepted in the United States. The audit committee serves as an independent and objective party to review NL's auditing, accounting and financial reporting processes.

     The audit committee has reviewed and discussed NL's audited consolidated financial statements for the year ended December 31, 2000 with NL's management and independent auditor. The audit committee discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"), received written disclosures from the independent auditor required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and discussed with the independent auditors their independence. The audit committee also considered whether the independent auditors' provision of non-audit services to NL and its subsidiaries is compatible with such auditors independence. Additionally, the audit committee discussed with NL's management and the independent auditor such other matters as the committee deemed appropriate. Based on the audit committee's review of NL's audited consolidated financial statements and the audit committee's discussions with NL's management and independent auditor, the audit committee recommended to the Board of Directors that NL's audited consolidated financial statements for the year ended December 31, 2000 be included in NL's Annual Report on Form 10-K for the year ended December 31, 2000, which has been filed with the Commission.

      Kenneth R. Peak                     General Thomas P. Stafford (retired)
      Chairman of the Audit Committee     Member of the Audit Committee

     Audit and Other Fees. The aggregate fees PricewaterhouseCoopers LLP has billed or is expected to bill to the Company for services rendered for 2000 for audit fees is $528,611 and for all other fees is $195,421. No fees were billed or expected to be billed for services performed in 2000 for financial information systems design and implementation.

     The amount for audit fees includes, without duplication, (a) fees for the audit of the Company's consolidated financials statements for the year ended December 31, 2000, (b) reviews of the unaudited quarterly consolidated financial statements appearing in the Company's Form 10-Q for each of the first three quarters of 2000, and (c) the estimated out-of-pocket costs PricewaterhouseCoopers LLP incurred in such audits and reviews. The Company reimburses PricewaterhouseCoopers LLP for such out-of-pocket costs.


            COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

     The Company's Management Development and Compensation Committee (the "MDC Committee") consists of individuals who are neither officers nor employees of the Company or its subsidiaries and who are not eligible to participate in any of the employee benefit plans administered by the MDC Committee.

     The MDC Committee annually reviews and recommends compensation policies and practices related to the Company's executive officers, including the Chief Executive Officer (the "CEO"). The MDC Committee also was responsible for reviewing and approving all compensation actions during 2000, including stock-based compensation, involving the Company's executive officers. However, any action in connection with the CEO's base salary is reviewed and approved by the Board after recommendation by the MDC Committee.

     The Company's executive compensation system with respect to its executive officers, including the CEO, generally consists of three primary components: base salary, annual variable compensation provided by the Variable Compensation Plan, and the grant of stock options, restricted stock and/or stock appreciation rights. Through the use of the foregoing, the Committee seeks to achieve a balanced compensation package that will attract and retain high-quality key executives, appropriately reflect each such executive officer's individual performance, contributions, and general market value, and provide further incentives to the officers to maximize annual operating performance and long-term shareholder value.

Base Salaries

     The MDC Committee reviews recommendations by the CEO regarding changes in base salaries for executive officers, including the CEO. These recommendations are made by the CEO after consultation with the Chairman of the Board. When recommendations regarding changes in base salary levels are made by the CEO, the MDC Committee may take such actions, including any modifications, as it deems appropriate. The CEO's recommendations and the MDC Committee's actions in 2000 were based primarily on a subjective evaluation of past and potential future individual performance and contributions, and alternative opportunities that might be available to the executives in question. The Committee also had available to it compensation data from companies employing executives in positions similar to those whose salaries were being reviewed as well as market conditions for executives in general with similar skills, background and performance levels, both inside and outside of the chemicals industry (such companies may have included companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as the Company, or where the executive in question has similar responsibilities. In 2000, the MDC Committee approved a base annual salary increase for Mr. Martin from $500,000 to $600,000, a base annual salary increase for Dr. Wigdor from $650,000 to $750,000, a base annual salary increase for Ms. Alderton from $225,000 to $325,000 and an increase in Mr. Hardy's base annual salary from $200,000 to $275,000. In approving these increases the MDC Committee reviewed the recommendations of the CEO and an independently prepared compensation survey report that suggested that each of the executives were compensated at a base salary level beneath their peers at comparable companies. The MDC committee also took into account that Mr. Martin had not received a salary increase since 1997; Ms. Alderton since 1998 (when she assumed the position of CFO); Dr. Wigdor since 1998; and Mr. Hardy since 1999. The MDC Committee also considered the Chairman of the Board's approval of these increases and the fact that the Company had performed well in fiscal 1999 as compared to its operating targets.

     No action was taken with respect to the base salaries of any of the other named executive officers of the Company during 2000.

Variable Compensation Plan

     Awards under the Variable Compensation Plan constitute a significant portion of an executive's potential annual cash compensation (between 0% and 150% of base salary for the CEO and certain executive officers). Awards are based primarily on Kronos achieving annual predetermined operating income goals, and, secondarily, in the case of Mr. Hardy for awards with respect to 1999, on individual performance. The Company's management makes recommendations to the Board regarding the operating income plan for the year after reviewing market conditions and the Company's operations, competitive position, marketing opportunities, and strategies for maximizing financial performance. The Board approves this recommendation with modifications it deems appropriate. Based on the business plan for the year, the MDC Committee sets the Company's and its business segment's operating income goals at three levels which are designed to help focus the Company's executives on achieving superior annual operating results in light of existing conditions: a threshold level, which is the minimum operating income level for any award to be made under the Variable Compensation Plan (the "Minimum Level"), a target level (the "Target Level"), and a maximum level (the "Maximum Level"). The Variable Compensation Plan, in combination with base salary, is designed to result in executive officers and other eligible participants receiving annual cash compensation below competitive compensation levels if the Minimum Level is not achieved.

     Pursuant to the Variable Compensation Plan, if operating income is below the Minimum Level, no variable compensation is paid. If the Minimum Level is met, executive officers are eligible to receive variable compensation payments that in 2000 ranged between 14% and 60% of base salary, depending on the executive. If the Target Level is reached, the range of variable compensation payments is higher, and in 2000 ranged between 22% and 100% of base salary, depending on the executive. If the Maximum Level is reached or exceeded, executives are eligible to receive the highest variable compensation payments, and in 2000 the range of payments for which executives were eligible was between 35% and 150% of base salary, depending on the executive. In view of the achievement of operating income above the Target Level during 1999, in 2000 the MDC Committee approved Target Level payments under the Variable Compensation Plan to the executive officers, including the CEO. Such awards to the CEO and the four other highest paid executive officers under the Variable Compensation Plan are reported in the bonus column in the Summary Compensation Table set forth above. In addition, target levels for operating income performance were utilized by the MDC Committee and the Board, as applicable, for determining the contributions by the Company to the accounts of eligible participants, including the CEO and the executive officers, under the Savings Plan, the Pension Plan, and the SERP.

Stock-Based Compensation

     The 1998 Incentive Plan further supports the goal of maximizing long-term shareholder value by providing for stock-based compensation, the value of which is directly related to increases in shareholder value. Stock option grants, in particular, are considered a significant element of the Company's total compensation package for the CEO and the other executive officers of the Company. The Committee believes that compensation linked to stock price performance helps focus the executives' attention on management of the Company from the shareholders' perspective. While the Committee encourages share ownership by the executive officers, it no longer employs ownership guidelines in determining stock-based compensation.

     Option grants are intended to provide incentives to increase shareholder value in the future and to reward past performance by the executive. In 2000, the MDC Committee reviewed recommendations by the CEO regarding option grants to executive officers other than the CEO. Options were granted to executive officers, including the CEO, in the MDC Committee's discretion based on a subjective evaluation regarding each executive's performance and responsibilities. In 2000, the MDC Committee included in its determination regarding the number of options to be granted to each executive officer, including the CEO, the amount and terms of options already held by such officers. Grants made in 2000 are reported in the Option Grants in Last Fiscal Year Table set forth above.

     To help assure a focus on long-term creation of shareholder value, the MDC Committee granted ten year options, which vest 40%, 60%, 80% and 100% on the second, third, fourth and fifth anniversary dates of the date of grant, respectively. Although permitted under the Incentive Plan, the MDC Committee in 2000 did not make or recommend any grants of restricted stock, stock appreciation rights or other equity-based awards.

Special Discretionary Bonuses

     Apart from the Variable Compensation Plan, the MDC Committee may award other bonuses as the Committee deems appropriate from time to time under its general authority or under a separate discretionary plan. During 2000 the Committee approved awards to Mr. Garten and Mr. Hardy of $500,000 and $250,000, respectively, in recognition of their performance during the year.

Tax Code Limitation on Executive Compensation Deductions

     In 1993, Congress amended the Internal Revenue Code to impose a $1 million deduction limit on compensation paid to the CEO and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's shareholders. In 1996, the Board and the Company's shareholders approved amendments to the Company's Variable Compensation Plan and Incentive Plan which permit compensation paid or awards or grants made to executives pursuant to such plans to continue to qualify for deductibility by the Company.

     The foregoing report on executive compensation has been furnished by the Company's MDC Committee of the Board of Directors.

                         Mr. Kenneth R. Peak (Chairman)
                      General Thomas P. Stafford (retired)

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the S & P Composite 500 Stock Index and the S & P Chemicals Index for the period commencing December 31, 1995 and ending December 31, 2000. The graph shows the value at December 31 of each year assuming an original investment of $100 and reinvestment of dividends and other distributions to shareholders.

     [GRAPHIC OMITTED - GRAPH DESCRIPTION] a line graph plotting the points shown in the chart below which compares the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the S & P Composite 500 Stock Index and S & P Chemical Index for the period commencing December 31, 1995 and ending December 31, 2000.

                          1995      1996     1997      1998      1999      2000
                          ----      ----     ----      ----      ----      ----
NL Industries, Inc.       $100      $92      $115      $121      $130      $216
S & P 500                 $100      $123     $164      $211      $255      $232
S & P Chemicals Index     $100      $132     $162      $148      $193      $162



               PROPOSAL TO APPROVE THE VARIABLE COMPENSATION PLAN

General

     The Board believes short term incentive compensation is an important element of compensation in order to attract and retain high quality executives, officers and employees and provide further incentives to such executives and employees to maximize the Company's annual financial performance and thereby increase shareholder value. To this end, in 1989 the Board adopted the Variable Compensation Plan to provide an annual incentive to all participants in such plan and it was approved by the shareholders in 1996. With the exception of Certain Executive Officers (as defined below), the Variable Compensation Plan rewards employees based on a combination of individual and business segment annual performance. Under the federal tax laws, unless the Variable Compensation Plan is reapproved by the shareholders every five years, the costs to the Company of continuing the Variable Compensation Plan will be increased by eliminating the deductibility by the Company of annual compensation paid to

Certain Executive Officers in excess of $1 million unless such compensation qualifies as performance-based compensation under the Internal Revenue Code of 1986, as amended (the "Code"). Therefore, the Board has recommended that the Variable Compensation Plan, a copy of which is attached hereto as Exhibit B, be submitted to the Company's shareholders for approval. The description of the Variable Compensation Plan set forth herein is qualified in it entirety by reference to the complete text of such plan, a copy of which is attached hereto as Exhibit B.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMMON STOCK PRESENT AT THE ANNUAL MEETING IS NECESSARY FOR APPROVAL OF THE VARIABLE COMPENSATION PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE NL INDUSTRIES, INC. VARIABLE COMPENSATION PLAN.

Summary Description of the Plan

     Participation and Administration. The Company's management selects from among the Company's regular U.S. salaried employees those who shall participate in the Variable Compensation Plan and the award group in which each such participant shall be included; provided, however, that the Committee (as described below) determines participation by the Company's executive officers. Approximately 60 employees, including the Company's CEO and other executive officers, currently participate in the plan. Any of the Company's approximately 90 domestic employees are eligible to be selected as a participant in the plan at any time during the year. Certain Executive Officers may be designated as participants under the plan only during the first 90 days of each fiscal year. "Certain Executive Officers" means those executive officers of the Company whose total non-performance based compensation from the Company would otherwise be in excess of the amount deductible by the Company pursuant to Section 162(m) of the Code. The Management Development and Compensation Committee or such other committee as is designated by the Board from time to time (the "Committee") will be responsible for administration of the plan. The Committee will consist of two or more members who meet the requirements of Section 162(m) of the Code.

     Determination of Variable Compensation Awards. Prior to the 90th day of the current fiscal year, the Board shall approve the annual operating plan for the Company and each of its business segments for such year. Based on such approved annual operating plan, the Committee shall establish financial performance goals at three levels, the minimum, target and maximum performance levels for the Company and each of its business segments. The Committee, in its discretion, establishes the applicable objective financial performance criteria for determining Company and business segment performance levels. To date the Committee has used operating income as the measure to determine financial performance under the Variable Compensation Plan. During the first 90-day period of each year, the Committee also shall set the performance percentage applicable to each combination of individual performance level and business segment performance level that could be achieved under the Variable Compensation Plan by the participants under the Variable Compensation Plan; provided, however, that the performance percentages with respect to Certain Executive Officers shall be set solely by reference to the applicable business segment performance levels. Performance percentages for group I participants range from 2% to 32% of such participant's base salary, group II participants from 9% to 65%, group III participants from 14% to 120%, and group IV participants from 50% to 150%, depending on the applicable business segment performance level achieved. In the event that the achieved performance by a business segment is below the minimum business segment performance level for such year, no payments shall be made to that business segment's participants under the plan. However, the CEO, with respect to plan participants other than the executive officers, and the Committee, with respect to executive officers other than Certain Executive Officers, may approve payments of special awards to participants designated by the CEO or the Committee, respectively.

     Within 90 days of the end of each fiscal year, the Committee determines and approves the performance level achieved by each of the Company's business segments for such ended fiscal year. Such levels are then used in determining the corresponding performance percentage and award for each Variable Compensation Plan participant. Each participant's award under the plan is determined by multiplying the applicable performance percentage times such participant's base salary. The Committee approves payment of the variable compensation awards in the aggregate to all participants and to each of the executive officers including the CEO. Except in the case of death or total disability, a participant must be employed by the Company on the date the Committee approves the awards for the completed fiscal year in order for such participant to receive an award under the Variable Compensation Plan for such year. No participant may receive payments under the plan in excess of $3 million annually.

     The amounts that any participant in the Variable Compensation Plan, including the Company's CEO and executive officers, will receive is not determinable in advance prior to the completion of the Company's fiscal year and the determination by the Committee of the actual performance level achieved by the Company and applicable business segment for such year. As discussed in the Compensation Committee's Report on Executive Compensation, benefits payable under the Variable Compensation Plan vary depending upon whether the Company's performance falls below the Minimum level set by the Committee, or exceeds Minimum, Target, or Maximum levels. Payments under the Variable Compensation Plan for each level of performance are a percentage of the individual's base salary. The table below sets forth the range of payments possible under the Plan with respect to 2000. Actual performance in 2000 exceeded the Maximum level and therefore the benefits listed under the heading "Maximum Level" were paid with respect to 2000 to the listed executive officers and such amounts are included in the Summary Compensation Table.


                                         Plan Benefits
                                  Variable Compensation Plan

                                Below
     Name & Position           Minimum     Minimum Level    Target Level       Maximum Level
     ---------------           -------     -------------    ------------       -------------
Chief Executive Officer          $0           $300,000         $600,000           $900,000

Executive Vice President         $0           $375,000         $750,000         $1,125,000

Vice President, Chief
 Financial Officer, and
 Treasurer                       $0           $147,917         $295,833           $443,750

Vice President, General
 Counsel and Secretary           $0           $162,500         $325,000           $487,500

Vice President and Controller    $0           $137,500         $275,000           $412,500

All current executive officers
 as a group                      $0         $1,122,917       $2,245,833         $3,368,900

All non-executive directors
 as a group                      N/A            N/A              N/A                N/A

Employees, other than
 executive officers, as a group  $0           $723,700       $1,221,949         $1,591,600

     Certain Executive Officers. The Variable Compensation Plan, as revised in 1996, includes various limitations required by Section 162(m) of the Code applicable only to Certain Executive Officers. For example, awards made to Certain Executive Officers shall be based strictly on the achievement of predetermined business segment performance levels and not on any individual performance criteria. The salary used to determine awards to Certain Executive Officers shall be the actual regular salaries at the rate in effect prior to the 90th day of the applicable fiscal year. Furthermore, Certain Executive Officers may not become eligible to participate in the Variable Compensation Plan after the 90th day of a fiscal year and applicable business segment performance percentages and performance levels with respect to such officers may not be changed after the first 90 days of the fiscal year. Finally, no discretionary awards or bonuses may be paid to such officers under the Variable Compensation Plan. However, the Committee or the Board may approve awards or bonuses under their general authority or under any other discretionary plan.

     In the event the Committee  determines,  on the advice of tax counsel, that
Section 162(m) of the Code will not adversely affect the deductibility for federal income tax purposes of any amount paid to Certain Executive Officers if the limitations set forth in the plan with respect to Certain Executive Officers are not applied, then the Committee, in its discretion, may disregard such limitations.

     Amendments. The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Variable Compensation Plan, or suspend or terminate it entirely.

     Rights of Participants and Nontransferability. Nothing in the Variable Compensation Plan shall interfere with or limit in any way the right of the Company to terminate or change a participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company for any period of time or to continue such participant's present or any other rate of compensation. No participant in a previous fiscal year, or other employee at any time, shall have a right to be selected for participation in the Variable Compensation Plan in a current or future year. No right or interest of any participant in the Variable Compensation Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.

     Effective Date. The Variable Compensation Plan in the form attached hereto as Exhibit B, shall be effective as of January 1, 2001.


                            CERTAIN RELATIONSHIPS AND TRANSACTIONS

Relationships with Related Parties

     As set forth under the caption "Security Ownership," Harold C. Simmons, through Valhi and Tremont, may be deemed to control NL. The Company and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions which resulted in the acquisition by one related party of a publicly-held equity interest in another related party. The Company from time to time considers, reviews and evaluates, and understands that Contran, Valhi and related entities consider, review and evaluate, such transactions. Depending upon the business, tax and other objectives then relevant, including, without limitation, restrictions under certain indentures and other agreements of the Company, it is possible that the Company might be a party to one or more such transactions in the future. It is the policy of the Company to engage in transactions with related parties on terms, in the opinion of the Company, no less favorable to the Company than could be obtained from unrelated parties.

     Harold C. Simmons and Glenn R. Simmons, each a director of NL, are also directors and executive officers of Valhi and Contran. Each of the foregoing persons and Mr. Martin, General Stafford, and Ms. Alderton are directors of Tremont. Mr. Martin, the Company's President and Chief Executive Officer, serves as an executive officer and director of Tremont and TIMET. General Stafford and Glenn R. Simmons serve as directors of TIMET. Glenn R. Simmons also serves as Chairman of the Board of Keystone and CompX. Mr. Watson, a director and Assistant Secretary of NL, is also an executive officer of Contran and Valhi and a director of Valhi, Contran, Tremont, TIMET, Keystone and CompX. Mr. Garten serves as assistant secretary of Tremont, and Mr. Hardy serves as assistant treasurer of Tremont and TIMET. Such persons served in their current capacities in 2000 and expect to continue to serve in their current capacities in 2001. Such management interrelationships and the existing intercorporate relationships may lead to possible conflicts of interest. These possible conflicts may arise from the duties of loyalty owed by persons acting as corporate fiduciaries of two or more companies under circumstances where such companies may have adverse interests. Mr. Martin devotes approximately one-half of his working time to NL and the remainder of his working time to TIMET and Tremont. See "Certain Contractual Relationships and Transactions" below.

     Although no specific procedures are in place that govern the treatment of transactions among the Company, Valhi, TIMET, Tremont and related entities, the boards of directors of each of the Company, Valhi, TIMET and Tremont include one or more members who are not officers or directors of any other entity that may be deemed to be related to the Company. Additionally, under applicable principles of law, in the absence of shareholder ratification or approval by directors of the Company who may be deemed disinterested, transactions involving contracts among the Company and any other companies under common control with the Company must be fair to all companies involved. Furthermore, each director and officer of the Company owes fiduciary duties of good faith and fair dealing with respect to all shareholders of the company or companies for which they serve.


Certain Contractual Relationships and Transactions

     Intercorporate Services Agreements. The Company and Contran are parties to an intercorporate services agreement (the "Contran ISA") whereby Contran makes available to the Company the services of Harold C. Simmons to consult with the Company and assist in the development and implementation of the Company's strategic plans and objectives. The services do not include major corporate acquisitions, divestitures and other special projects outside the scope of the Company's business as it has been conducted in the past. NL paid Contran approximately $950,000 in 2000 for services pursuant to the Contran ISA and expects to pay approximately the same amount in 2001 for such services. The Contran ISA is subject to automatic renewal and may be terminated by either party pursuant to a written notice delivered 30 days prior to a quarter-end. The Company will continue to pay directors' fees and expenses separately to Harold
C. Simmons. See "Compensation of Directors and Executive Officers and Other Information" above.

     The Company and Valhi are parties to an intercorporate services agreement (the "Valhi ISA") whereby Valhi rendered certain management, financial and administrative services to the Company and NL provided to Valhi certain insurance and risk management services. The Company paid total net fees of approximately $211,000 to Valhi for services provided during 2000. NL expects that in 2001 Valhi, in addition to the services described above, will provide certain insurance and risk management services to NL and that the total net fees

NL pays in 2001 will be higher than in 2000. The Valhi ISA is subject to automatic renewal and may be terminated by either party pursuant to a written notice delivered 30 days prior to a quarter-end.

     The Company and Tremont are parties to an intercorporate services agreement (the "Tremont ISA") whereby the Company made available to Tremont certain services with respect to Tremont's tax, insurance, risk management, real property and internal audit needs. Tremont paid fees of approximately $78,000 to the Company for services pursuant to the Tremont ISA during 2000. The Tremont ISA is subject to automatic renewal and may be terminated by either party pursuant to a written notice delivered 30 days prior to a quarter-end. In 2001, NL will cease providing real property and risk management services to Tremont, and NL expects that it will receive a lower amount from Tremont for services provided.

     The Company and TIMET were parties to an intercorporate services agreement (the "TIMET ISA") whereby the Company made available to TIMET certain services with respect to TIMET's tax, insurance, risk management, real property, and internal audit needs. TIMET paid fees of approximately $368,000 for services pursuant to the TIMET ISA during 2000. The TIMET ISA is subject to automatic renewal and may be terminated by either party pursuant to a written notice delivered 30 days prior to a quarter-end. In 2001 NL will cease providing real property and risk management services to TIMET and NL expects that it will receive a lower amount from TIMET for services provided.

     The Company and CompX were parties to an intercorporate services agreement (the "CompX ISA") whereby the Company made available to CompX certain services with respect to CompX's occupancy, accounting, computer support and internal audit needs. CompX paid fees of approximately $180,000 for services pursuant to the CompX ISA during 2000. The CompX ISA was terminated in the first quarter of 2001.

     Aircraft. The Company owns a 25% undivided interest in an aircraft. The Company charged $48,735, $24,425, and $34,260 to TIMET, Tremont and CompX, respectively, for use of the aircraft during 2000.

     Insurance Sharing Agreement. An insurance subsidiary of Tremont has assumed the obligations of the issuer of certain reinsurance contracts that relate to primary insurance policies issued by a third-party insurance company in favor of Tremont and the Company. The Company and the Tremont insurance subsidiary are parties to an insurance sharing agreement with respect to such reinsurance contracts (the "Insurance Sharing Agreement"). Under the terms of the Insurance Sharing Agreement, the Company will reimburse the Tremont insurance subsidiary with respect to certain loss payments and reserves established by such Tremont subsidiary that (a) arise out of claims against the Company and its subsidiaries (the "NL Liabilities"), and (b) are subject to payment by such Tremont subsidiary under its reinsurance contracts with the third-party insurance company. Also pursuant to the Insurance Sharing Agreement, the Tremont insurance subsidiary is to credit the Company with respect to certain underwriting profits or recoveries that such Tremont subsidiary receives from independent reinsurers that relate to the NL Liabilities. As of December 31, 2000, the Company had current accounts payable to such Tremont subsidiary of approximately $1.9 million with respect to such Agreement. At December 31, 2000, the Company had $9.7 million of restricted cash equivalents that collateralized letters of credit relating to the NL Liabilities issued and outstanding on behalf of the insurance subsidiary of Tremont pursuant to the Insurance Sharing Agreement.

     Insurance Commissions. An insurance subsidiary of Tremont, Valmont and EWI RE, Inc. ("EWI") arrange for or broker certain of the Company's insurance policies and those of the Company's 50%-owned joint venture. Valmont is a wholly owned subsidiary of Valhi. Parties related to Contran own all of the outstanding common stock of EWI. Through December 31, 2000, a son-in-law of Harold C. Simmons managed the operations of EWI. Subsequent to December 31, 2000, such son-in-law provides advisory services to EWI as requested by EWI. Consistent with insurance industry practices, the Tremont subsidiary, Valmont, and EWI receive commissions from the insurance and reinsurance underwriters for the policies that they arrange or broker. The Company and its joint venture paid approximately $5.7 million for such policies brokered by the Tremont subsidiary, Valmont and EWI in 2000. These amounts principally included payments for insurance and reinsurance premiums paid to third parties, but also included commissions paid to an insurance subsidiary of Tremont, Valmont, and EWI. In the Company's opinion, the amounts that the Company and its joint venture paid for these insurance policies and the allocation among the Company and its affiliates of relative insurance premiums are reasonable and the terms are similar to those the Company and its joint venture could have obtained through unrelated insurance companies and/or broker. The Company expects that these relationships with the Tremont subsidiary, Valmont, and EWI will continue in 2001.

     Tremont Registration Rights Agreement. In connection with the 1991 purchase by Tremont of 7.8 million shares of Common Stock from Valhi, the Company entered into a Registration Rights Agreement pursuant to which Tremont received certain registration rights with respect to the purchased shares. Unless all registration rights are exercised earlier, such agreement expires in December 2001.

     Tax Sharing Agreement. Effective January 1, 2001, the Company and its qualifying subsidiaries will be included in the consolidated United States federal tax return of Contran (the "Contran Tax Group"). As a member of the Contran Tax Group, the Company is a party to a tax sharing agreement (the "Contran Tax Agreement"). The Contran Tax Agreement provides that the Company compute its provision for U.S. income taxes on a separate-company basis using the tax elections made by Contran. Pursuant to the Contran Tax Agreement and using the tax elections made by Contran, the Company will make payments to or receive payments from Valhi in amounts it would have paid to or received from the Internal Revenue Service had it not been a member of the Contran Tax Group. Refunds are limited to amounts previously paid under the Contran Tax Agreement.

     Investment in Tremont. During 2000 the Company purchased 1,000,000 shares of Tremont Common Stock in market transactions for an aggregate of $26 million. Before the close of business on December 31, 2000, the Company held 16% of the outstanding Tremont Common Stock, including approximately 36,000 shares previously held by the Company, and Valhi held an additional 64% of the outstanding Tremont Common Stock. Effective with the close of business on December 31, 2000, the Company contributed substantially all of its Tremont Common Stock, and Valhi contributed all of its Tremont Common Stock, to a newly formed company, TGI, in return for a 20% and 80% respective ownership interest in TGI. After the contributions, TGI held the 80% of Tremont previously owned by the Company and Valhi. The Company's stock of TGI is redeemable at the option of the Company for fair value based upon the value of the underlying Tremont Common Stock.

     Affiliate Loan Agreement. In February 2001, NL Environmental Management Services, Inc., a majority- owned subsidiary of the Company, made a revolving loan of $13.4 million to Tremont. The amount available under the revolving loan is reduced from the original principal amount by $250,000 each quarter beginning June 30, 2001, bears interest of 2% above the prime rate, carries a commitment fee of 1/2 of 1% per annum of the unused line and is due March 31, 2003. The loan is collateralized by 10.2 million shares of NL Common Stock owned by Tremont.

     See also Note (1) to the Aggregated Option Exercise Table on page 14.


                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     In order to be included in the Company's 2001 Proxy Statement and form of proxy, shareholder proposals for the 2001 Annual Meeting of Shareholders must be received at the principal executive offices of the Company, 16825 Northchase
Drive, Suite 1200, Houston, Texas 77060, Attention: Mr. David B. Garten, Secretary, not later than December 15, 2001. All such proposals shall be treated in accordance with applicable rules administered by the Commission.


                         2000 ANNUAL REPORT ON FORM 10-K

     A copy of the Company's 2000 Annual Report on Form 10-K, as filed with the Commission, may be obtained without charge by writing: Investor Relations Department, NL Industries, Inc., 16825 Northchase Drive, Suite 1200, Houston, Texas 77060. The Annual Report on Form 10-K may also be accessed on the Company's website at www.nl-ind.com.


                                  OTHER MATTERS

     The Board does not know of any business except as described above which may be presented for consideration at the Annual Meeting. If any business not described in this Proxy Statement should properly come before the Annual Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on those matters in accordance with their best judgment.


                                            NL INDUSTRIES, INC.




Houston, Texas
March 30, 2001

                                    EXHIBIT A

                               NL INDUSTRIES, INC.

                             Audit Committee Charter

                                  May 10, 2000

                                ----------------


                                    ARTICLE I
                                     PURPOSE

     The Audit Committee (the "Committee") of NL Industries, Inc. (the "Corporation") assists the Corporation's Board of Directors in fulfilling its oversight responsibilities relating to the financial accounting and reporting practices of the Corporation. The Committee's primary responsibilities are to serve as an independent and objective party to review the Corporation's auditing, accounting and financial reporting processes. The Committee is intended to facilitate communications between the Corporation's Board of Directors, its management, and its internal and independent auditors. The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Article V of this Charter.

                                   ARTICLE II
                     RELATIONSHIP WITH THE OUTSIDE AUDITORS

     The Corporation's outside auditor is ultimately responsible to the Board of Directors and the Committee. The Board of Directors, with the advice of the Committee, has the ultimate authority and responsibility to select, evaluate and replace the outside auditors.

     Management is responsible for preparing the Corporation's financial statements. The Corporation's outside auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter these traditional responsibilities.

     The Corporation's outside auditors, management and internal auditors have more available time and information about the Corporation than does the Committee. Accordingly, the Committee's role does not provide any special assurances with regard to the Corporation's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the outside auditors.

                                   ARTICLE III
                                   COMPOSITION

     The Committee shall be comprised of three or more directors as determined by the Board (provided, however, that the number may be less than three to the extent permitted by applicable law and the requirements of any exchange on which the Corporation's securities are listed from time-to-time). The Board of Directors shall also designate a chairperson of the Committee. The Board of Directors shall, in its business judgment, assure that each member of the Committee individually and the Committee as a whole satisfies in all respects any requirements for audit committee membership or composition, including without limitation any requirements with respect to independence, financial literacy, or financial background, imposed under any applicable law or under the requirements of any exchange on which the Corporation's securities are listed from time-to-time.

                                   ARTICLE IV
                                    MEETINGS

     The Committee shall meet regularly and as circumstances dictate, all as determined by the Committee. Regular meetings of the Committee may be held without notice at such time and at such place as shall from time to time be determined by the chairperson of the Committee or by the chief executive officer, president or secretary of the Corporation. Special meetings of the Committee may be called by or at the request of any member of the Committee, any of the Corporation's executive officers, the Corporation's principal accounting officer, the Corporation's director of internal auditing or the Corporation's outside auditors, in each case on at least twenty- four hours notice to each member of the Committee.

     If the Board of Directors, management of the Corporation, the Corporation's director of internal auditing or the Corporation's outside auditors desire to discuss matters in private, the Committee shall meet separately with such person or group.

     A majority of the Committee members shall constitute a quorum for the transaction of the Committee's business. Unless otherwise required by applicable law, the Corporation's certificate of incorporation or bylaws or the Board of Directors, the Committee shall act upon the vote or consent of a majority of its members at a duly called meeting at which a quorum is present. Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee. Meetings of the Committee may be held at such place or places as the Committee shall determine or as may be specified or fixed in the respective notices or waivers of a meeting. Members of the Committee may participate in Committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

                                    ARTICLE V
                               SPECIFIC ACTIVITIES

Without limiting the Committee's authority, the Committee shall carry out the following specific activities.

Section 5.1 Review of Documents and Reports

         (a)     Review and reassess this Charter at least annually.

         (b) Review of the Corporation's Annual Report on Form 10-K, including the Corporation's year end financial statements, before its release each year. Consider whether the information contained in the Annual Report on Form 10-K is adequate and consistent with the Committee members' knowledge about the Corporation and its operations. If determined to be appropriate, recommend that the audited financial statements be included in the Annual Report on Form 10-K.

         (c) Review and discuss with management of the Corporation and the Corporation's outside auditors the Corporation's interim financial statements (which may be satisfied through a discussion between the outside auditors and the chairperson of the Committee.)

         (d) Review the internal reports to management prepared by the internal auditors and management's response thereto.

Section 5.2.  Internal Auditing

         (a)     Review the activities of the Corporation's internal auditors.

Section 5.3.  Outside Auditors

         (a) Recommend to the Board of Directors the selection of the outside auditors, consider the independence and effectiveness of the outside auditors, and approve the fees and other compensation to be paid to the outside auditors. The Committee shall receive the written disclosures required by generally accepted auditing standards. On an annual basis, the Committee shall require the outside auditors to provide the Committee with a written statement delineating all relationships between the outside auditors and the Corporation. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The Committee shall recommend that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

         (b) Prior to the annual audit, review with management of the Corporation and the Corporation's outside auditors the scope and approach of the annual audit.

         (c)     After  the  annual  audit,   review  with   management  of  the
                 Corporation and the Corporation's outside auditors their report on the results of the annual audit.

         (d) Ensure that the outside auditors inform the Committee of any fraud, illegal acts or deficiencies in internal control of which they become aware and communicate certain required matters to the Committee.

         (e)     Review  with  the  outside   auditors  their   performance  and
                 recommend to the Board of Directors any proposed discharge of the outside auditors when circumstances warrant.

         (f) Direct and supervise special audit inquiries by the internal or outside auditors as the Board of Directors or the Committee may request.

Section 5.4.  Financial Reporting Processes

        (a) Review significant accounting and reporting issues, including recent professional and regulatory pronouncements or proposed pronouncements, and understand their impact on the Corporation's financial statements.

         (b) Discuss with the Corporation's outside auditors the auditors' judgments about the quality, not just the acceptability, of the Corporation's accounting principles as applied in its financial reporting.

Section 5.5.  Process Improvement

        (a) Ensure that significant findings and recommendations made by the internal and outside auditors are received and discussed on a timely basis with the Committee and management.

        (b) Review any significant disagreement among management and the internal or outside auditors in connection with the execution of the annual audit or the preparation of the financial statements.

Section 5.6.  Reporting Responsibilities

        (a)    Regularly   update  the  Board  of  Directors   about   Committee
               activities and make appropriate recommendations.

                                   ARTICLE VI
                                  MISCELLANEOUS

        The  Committee  may perform any other  activities  consistent  with this
Charter,  the  Corporation's   certificate  of  incorporation  and  bylaws,  and
governing law, as the Committee or the Board deems necessary or appropriate.

                                    EXHIBIT B

                               NL INDUSTRIES, INC.
                           VARIABLE COMPENSATION PLAN


                                    ARTICLE I
                                     GENERAL

1.1.    Establishment and Purpose of the Plan:

NL Industries, Inc., a New Jersey corporation, hereby adopts this Variable Compensation Plan (the "Plan"). The purpose of the Plan is to attract and retain high quality executives, officers and employees and provide further incentives to such executives and employees to maximize the Company's annual financial performance and thereby increase shareholder value.

1.2.    Definitions:

Whenever used in this Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided.

(a) "Award Group" means one of the following groups to which Participants may be designated as provided in the Plan or such other groups as may be designated by the Committee from time to time:
               Group I
               Group II
               Group III
               Group IV

(b) Except as provided in Article VI, "Base Salary" means the regular salary actually paid during a Plan Year to a Participant while participating in the Plan. Regular salary shall include any salary reduction contributions made to the Company's 401(k) Plan or other deferred compensation plans, but shall be exclusive of any Variable Compensation Awards under the Plan and of any other bonuses, incentive pay, or special awards.

(c)  "Board" means the Board of Directors of NL Industries, Inc.

(d)  "CEO" means the Company's Chief Executive Officer.

(e) "Certain Executive Officers" means those Executive Officers of the Company who are designated by the Committee to be Group III or Group IV Participants and whose total non-performance based compensation from the Company for the applicable Plan Year would otherwise be in excess of the amount deductible by the Company pursuant to Section 162(m) of the Code, including Qualifying Group III Participants.

(f)  "Code" means the Internal Revenue Code of 1986, as amended (the "Code").

(g) "Committee" means the Management Development and Compensation Committee of the Board or such other committee as may be designated from time to time by the Board, which shall consist of two or more members who meet the requirements of
Section 162(m) of the Code. The members of the Committee shall be appointed by the Board, and any vacancy on the Committee shall be filled by the Board.

(h) "Company" means NL Industries, Inc. and its direct or indirect subsidiaries.

(i) "Company Performance Level" means with respect to each Award Group the Minimum Company Performance Level, Target Company Performance Level or Maximum Company Performance Level (each as described in Section 4.3 below) achieved or to be achieved by the Company or applicable Company business segment for the applicable Plan Year.

(j)  "Employee" means a regular U.S. salaried employee of the Company.

(k) "Executive Officers" shall have the meaning set forth in rule 16a-1(f) promulgated under section 16(a) of the Securities Exchange Act of 1934.

(l) "401(k) Plan" means an employee welfare plan of the Company qualified under the provisions and regulations of Section 401(k) of the Code.

(m) "Individual Performance Level" with respect to each Participant (excluding Certain Executive Officers) means the individual performance rating assigned by the Company to such Participant for the applicable Plan Year. Individual performance rating initially shall consist of a relative rating scale from "outstanding" to "marginal" for all Participants (excluding Certain Executive Officers) for any Plan Year. The Committee may terminate, change or adopt a different individual performance rating scale as it determines appropriate from time to time.

(n) "Participant" means an Employee selected or designated for participation in the Plan for a specified Plan Year including Certain Executive Officers.

(o) "Performance Percentage" with respect to Award Groups I, II, and III (excluding Qualifying Group III Participants, as defined below) means the percentage assigned by the Committee to each such Award Group at each different combination of Individual Performance Level and Company Performance Level for such Award Group. With respect to Participants in Award Group III whose total non-performance based compensation from the Company for the applicable Plan Year otherwise would be in excess of the amount deductible by the Company pursuant to
Section 162(m) of the Code ("Qualifying Group III Participants"), no Individual Performance Level shall be assigned to such Qualifying Group III Participants in determining the applicable Performance Percentage for such Plan Year. Instead the Performance Percentage for Qualifying Group III Participants shall be the highest Performance Percentage available at the applicable Company Performance Level for Award Group III Participants in general. The Committee, in its sole discretion, may decrease such Performance Percentage and the corresponding Variable Compensation Awards applicable to such Qualifying Group III Participants. With respect to Award Group IV Participants, the initial Performance Percentages for the Company Performance Levels shall be as follows:
150% for Maximum Company Performance Level, 100% for Target Company Performance Level and 50% for Minimum Company Performance Level. The Performance Percentages with respect to each Award Group for any Plan Year may be set or changed by the Committee during the first ninety (90) days of such Plan Year.

(p)  "Plan Year" means the Company's fiscal year.

(q) "Variable Compensation Award" with respect to any Participant for any Plan Year means an amount to be paid by the Company to such Participant under the terms of the Plan equal to the product of (A) the applicable Performance Percentage for such Participant for such Plan Year, times (B) the Base Salary of such Participant for such Plan Year.

1.3     Gender and Number:

Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan, shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   ARTICLE II
                           ADMINISTRATION OF THE PLAN

2.1     Administration:

(a) The Plan shall be administered by the Committee. Except with respect to Committee's administrative authority regarding Executive Officers, the Committee may delegate its day-to-day administrative authority regarding the Plan to the CEO. The CEO may in turn re-delegate from time to time said administrative authority to such officers and employees of the Company as he deems appropriate. The Company's management shall assist and provide such recommendations to the Committee as the Committee may request from time to time in connection with the administration of the Plan.

(b) Subject to the limitations of the Plan, the Committee shall: (i) designate the Executive Officers who shall be Participants and the Award Groups in which they shall be included, (ii) designate and approve Performance Percentages applicable in determining Variable Compensation Awards for payment to Participants in such forms and amounts as it shall determine from time to time,
(iii) impose such limitations, restrictions, and conditions upon such Variable Compensation Awards as it shall deem appropriate, (iv) interpret the Plan and adopt, amend, and rescind administrative guidelines relating to the Plan, (v) correct any defects or omissions or reconcile any inconsistencies in the Plan, the Performance Percentages or in any Variable Compensation Award granted hereunder, and (vi) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding.

(c) All expenses associated with the Plan shall be borne by the Company subject to such allocation to its subsidiaries and business segments as it deems appropriate.


                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.1     Eligibility and Participation:

The Company's management shall determine the Employees to be selected as Participants under the Plan and the Award Group in which each such Participant may be included, except that participation by Executive Officers shall be determined by the Committee. Any Employee, except Certain Executive Officers, may be designated and selected as a Participant in the Plan at any time during a Plan Year, including after the ninetieth (90th) day of such Plan Year.


                                   ARTICLE IV
                          VARIABLE COMPENSATION AWARDS

4.1     Designation of Variable Compensation Awards:

The Company's management shall approve, or in case of Executive Officers recommend to the Committee, the Performance Percentage and the corresponding Variable Compensation Award to be paid to each Participant in accordance with the terms of the Plan for the immediately preceding Plan Year. Within the first ninety (90) days after the end of each Plan Year, the Committee shall review such recommendations, make any adjustment it deems appropriate in accordance with the terms of the Plan, and approve the grant and payment of the corresponding Variable Compensation Awards in the aggregate and to the Executive Officers.

4.2     Establishment of Performance Percentages:

Management of the Company shall assist and provide to the Committee management's recommendations regarding the Performance Percentages applicable to each combination of Individual Performance Level and Company Performance Level for Award Groups I, II and III. No later than the ninetieth (90th) day of each Plan Year, the Committee shall review such recommendations, make any adjustments it deems appropriate in accordance with the terms of the Plan, and approve the Performance Percentages for Award Groups I, II and III for such Plan Year. At that same time, the Committee also shall set the Performance Percentages for Group IV Participants. As described in Section 1.2(o), Performance Percentages with respect to Award Group III and Award Group IV Participants who qualify as Certain Executive Officers shall be based solely on the achievement of Company Performance Levels. In the event the Committee takes no action prior to the ninetieth (90th) day of such Plan Year to change, amend or rescind the Performance Percentages in effect for the immediately preceding Plan Year, the Performance Percentages for such Plan Year shall be deemed to be the Performance Percentages for said immediately preceding Plan Year.

4.3     Company Performance Levels:

Prior to the ninetieth (90th) day of a Plan Year, the Company's management shall make recommendations to the Board regarding the annual operating plan for the Company and each of the Company's business segments for such Plan Year (the "Annual Operating Plan"). The Board shall approve the Annual Operating Plan with any modifications it deems appropriate. Based on the approved Annual Operating Plan for such Plan Year, the Committee shall establish the financial performance goals for the Company and its applicable business segments at the following three levels which shall be designed to help focus the Participants' attention on achieving superior annual financial performance results in light of existing conditions: a threshold level, which is the minimum financial performance income level for any award to be made under the Plan (the "Minimum Company Performance Level"), a target financial performance income level (the "Target Company Performance Level"), and a maximum financial performance level (the "Maximum Company Performance Level"). The Committee shall in its discretion establish the applicable objective Company financial performance criteria for determining Company Performance Levels.

4.4     Determination of Performance Percentages:

Performance Percentages for Award Group I, Award Group II and Award Group III Participants (excluding Qualifying Group III Participants) shall be based upon the Performance Percentage assigned by the Committee for such Participant's Award Group with respect to each combination of achieved Company Performance Level for such Plan Year and the Individual Performance Level achieved by such Participant for such Plan Year. Performance Percentages for Award Group I Participants will range from 2% to 32%; Award Group II Participants initially will range from 9% to 65%; and Group III Participants initially will range from 14% to 120%. Variable Compensation Awards for Group IV Participants and Qualifying Group III Participants shall be based solely upon the Performance Percentage assigned by the Committee with respect to the achieved Company Performance Level. Performance Percentages will range from 50% to 150% for Award Group IV Participants and from 60% to 120% for Qualifying Group III Participants, depending on the Company Performance Level achieved. In the event that the Company Performance Level achieved is below the Minimum Company Performance Level, the Variable Compensation Award for Group IV and for Qualifying Group III Participants shall be 0%. The Performance Percentages with respect to each Award Group for any Plan Year may be set or changed by the Committee during the first ninety (90) days of such Plan Year.

4.5     Adjustment of Company Performance Levels:

Except with respect to Certain Executive Officers as provided in Article VI, if during any Plan Year external or internal changes or other unanticipated business conditions have materially affected the appropriateness of the Company Performance Levels, the Committee may, in its sole discretion, determine appropriate increases or decreases to the Company Performance Levels for such Plan Year.

Participants shall not be entitled to any Variable Compensation Award under the Plan unless the Company achieves at the corresponding Company Performance Level; provided, however, except as provided in Article VI, the CEO in the case of Participants other than Executive Officers, and the Committee in the case of Executive Officers other than Certain Executive Officers, in their discretion, may approve payment of special awards to designated Participants.

     4.6 Determination of Company Performance Level Achieved and Payment of Variable Compensation Awards:

Within ninety (90) days after the end of each Plan Year, the Company's management shall report to the Committee the Company Performance Level achieved by the Company and each applicable business segment for such Plan Year. The Committee shall review such report and certify in writing or set forth in a resolution of the Committee the Company Performance Level achieved by the Company and each applicable Company business segment for such Plan Year. Such achieved Company Performance Level shall be used in determining the corresponding Performance Percentage and Variable Compensation Award for such Plan Year as provided in Sections 4.1 and 4.4 above. The Committee shall approve the grant and payment of the corresponding Variable Compensation Awards to Participants pursuant to terms of the Plan. Payment of Variable Compensation Awards shall be made following certification by the Committee of the Company Performance Level achieved for such Plan Year and shall be paid in cash in a lump sum or shares of NL Common Stock. Except as provided in Article 5, Participants must be employed by the Company on the date the Committee approves the Variable Compensation Awards to receive the approved award for such Plan Year.

4.7     Limitation on Payments:

The amount payable to a Participant pursuant to this Plan with respect to any Plan Year shall not exceed $3 million.


                                    ARTICLE V
                            TERMINATION OF EMPLOYMENT

     5.1 Termination of Employment Due to Death, Disability, Retirement, Or Transfer To Affiliate Not Included In Plan:

In the event a Participant's employment with the Company is terminated by reason of death, total and permanent disability, retirement, or a Participant is transferred to an affiliate which does not participate in the Plan, the Participant's Variable Compensation Award shall be based on (i) Participant's actual Base Salary paid through the date of termination or transfer, and (ii) the applicable Performance Percentage. The Variable Compensation Award shall be paid in accordance with Article IV.

"Total and permanent disability" and "retirement" shall have the meaning as defined in the Retirement Programs of NL Industries, Inc.

5.2     Termination For Any Other Reason:

Except for  terminations  listed in Section  5.1,  in the event a  Participant's employment is terminated for any other reason including voluntary and involuntary termination prior to certification by the Committee of the Company Performance Level achieved for such Plan Year, the Participant shall not be entitled to a Variable Compensation Award with respect to such Plan Year. However, the CEO, in his sole discretion, may approve the payment to such Participant of a Variable Compensation Award under the Plan with respect to such Plan Year, except that in the case of Executive Officers the CEO may make such recommendation to the Committee, which shall have sole discretion to approve such award.


                                   ARTICLE VI
                           CERTAIN EXECUTIVE OFFICERS

6.1     Applicability Of Article VI:

The provisions of this Article VI shall apply only to Certain Executive Officers. In the event of any inconsistencies between this Article VI and the other Plan provisions, the provisions of this Article VI shall control.

6.2     Definition Applicable To Article VI Only:

The following term shall have the meaning set forth below:

(a) "Base Salary" shall mean as to any Plan Year a Participant's actual regular salary at the rate in effect prior to the ninetieth (90th) day of the Plan Year and not after the date the Company Performance Levels are established. Regular salary shall include any salary reduction contributions made to the Company's 401(k) Plan or other deferred compensation plans, but exclusive of any Variable Compensation Awards under this Plan and of any other bonuses, incentive pay, or special awards.

6.3     No Partial Plan Year Participation:

A Certain Executive Officer who becomes eligible after the ninetieth (90th) day of a Plan Year may not participate in the Plan for such Plan Year, but may participate in the Plan for the succeeding Plan Year.

6.4     Components Of Individual Awards:

Each Variable Compensation Award shall be based strictly on the Company's achievement of predetermined Company Performance Levels. Prior to ninety (90) days after the beginning of the Plan Year, the Committee shall determine the Company Performance Levels for such Plan Year.

6.5     No Mid-Year Change In Award Percentages:

Variable Compensation Awards for Certain Executive Officers shall be based solely on the Performance Percentage for the applicable Award Group as set by the Committee during the first ninety (90) days of the Plan Year.

6.6     No Adjustments Of Performance Goals:

Once established, Company Performance Levels shall not be changed after the first ninety (90) days of the Plan Year with respect to Certain Executive Officers. Certain Executive Officers shall not receive any Variable

Compensation Award under this Plan when the Company or the applicable Company business segment fails to achieve at least the applicable Minimum Company Performance Level.

6.7     Individual Performance and Discretionary Adjustments:

Individual performance shall not be reflected in the Variable Compensation Awards to Certain Executive Officers. However, the Committee retains the discretion to eliminate or decrease the amount of the Variable Compensation Award otherwise payable to a Certain Executive Officer.

6.8     Possible Modification:

If, on advice of the Company's tax counsel,  the Committee  determines that Code
Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid to a Certain Executive Officer under the Plan (i) by applying one or more of Sections 1.2(b), 1.2(m), 1.2(o), 3.1, 4.2, 4.4, or 4.5 to such Certain Executive Officer without regard to the limitations regarding Certain Executive Officers in such Section(s) or (ii) by not applying one or more Sections of this Article VI, then the Committee may, in its sole discretion, disregard such limitations.

6.9     No Discretionary Awards or Bonuses:

No discretionary awards or bonuses shall be paid to Certain Executive Officers pursuant to this Plan. However, nothing in this Plan shall be construed as limiting the right of the Committee or the Board to make any other award or bonus under their general authority or under any other plan.

                                   ARTICLE VII
                             MISCELLANEOUS PROVISION

7.1     Nontransferability:

No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.

7.2     Tax Withholding:

The Company shall have the right to deduct from all awards or payments under this Plan, whether paid in cash or stock, any foreign, Federal, state, or local taxes required by law to be withheld with respect to such payments.

7.3     Amendments:

The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely.

7.4     Indemnification:

Each person who is or shall have been a member of the Committee or the Board or who is or shall have been an Employee of the Company acting on behalf of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense, including without limitation, fees and expenses of legal counsel, that may have been imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

7.5     Beneficiary Designation:

Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he received any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during his lifetime. In the absence of any such designation, or if the designated beneficiary is no longer living, benefits shall be paid to the surviving member(s) of the following classes of beneficiaries, with preference for classes in the order listed below:

     (a) Participant's spouse (unless the parties were divorced or legally separated by court decree);

(b) Participant's children (including children by adoption);

(c) Participant's parents (including parents by adoption);

(d) Participant's executor or administrator.

Payment of benefits, in accordance with Section 5.1, shall be made exclusively to the member(s) of the first class, in the order listed above, which has surviving member(s). If that class has more than one member, benefit payments shall be made in equal shares among members of the class.

7.6     Rights of Participants:

Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate or change a Participant's employment at any time, nor confer upon any Participant, any right to continue in the employ of the Company for any period of time or to continue his present or any other rate of compensation. No Participant in a previous Plan Year, or other employee at any time, shall have a right to be selected for participation in a current or future Plan Year.

7.7     Governing Law:

The Plan shall be construed in accordance with and governed by the laws of the State of Texas.

7.8     Effective Date:

The Plan shall be deemed effective as of January 1, 2001.

                                   APPENDIX A


                               NL INDUSTRIES, INC.

                       16825 NORTHCHASE DRIVE, SUITE 1200
                              HOUSTON, TEXAS 77060

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 9, 2001

The undersigned hereby appoints David B. Garten and Robert D. Hardy and each of them, the proxy and attorney-in-fact for the undersigned, with full power of substitution in each, to represent the undersigned and to vote on behalf of the undersigned at the Annual Meeting of Shareholders of NL Industries, Inc. to be held on May 9, 2001, and at any adjournment or postponement of such meeting (the "Annual Meeting"), all shares of Common Stock of NL Industries, Inc. standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side.

THIS PROXY IS SOLICITED  ON BEHALF OF THE BOARD OF  DIRECTORS OF NL  INDUSTRIES,
INC.

You are encouraged to specify your voting choices by marking the appropriate boxes on the reverse side of this card but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The above-named proxies cannot vote your shares unless you sign, date and promptly return this card. Please use the enclosed return envelope. This proxy may be revoked by a proxy accepted at a later date or otherwise as set forth in the NL Proxy Statement that accompanied this proxy card.


                                            SEE REVERSE
                                            SIDE

/X/          Please mark your votes as in this example

This proxy, if properly executed, will be voted as specified below by the shareholder. If no direction is given, this proxy will be voted "FOR" all nominees for Director listed below and "FOR" the Variable Compensation Plan.

The Board of Directors recommends a vote "FOR" all nominees for Director listed below and "FOR" the Variable Compensation Plan.

1.   Election of Directors.

     For    Withheld  Election of Directors.
    /  /     /   /    Nominees: 01. J. Landis Martin, 02. Kenneth R. Peak,
                                03. Glenn R. Simmons, 04. Harold C. Simmons,
                                05. General Thomas P. Stafford, 06. Steven L. Watson, and 07. Lawrence A. Wigdor


Withhold authority to vote for the following individual nominees:

---------------------------------------------------

2.Proposal to approve the NL Industries, Inc. Variable Compensation Plan.

     For    Against   Abstain
    /  /     /   /     /   /

3. In their discretion, proxies are authorized to vote upon other such business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

                              Please sign exactly as shareholder's name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign full corporate or partnership name and sign authorized person's name and title.

                              The undersigned shareholder hereby revokes all proxies heretofore given by the undersigned to vote at the Annual Meeting or any adjournments or postponements thereof.


                                       ----------------------------------------


                                       ----------------------------------------
                                        SIGNATURE(S)               DATE

Dear Stockholder:

NL Industries, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.   To vote over the Internet:

     Log on to the Internet and go to the Web site http://www/eproxyvote.com/nl. Internet voting will be available until 12:01 A.M. on May 9, 2001.

2.   To vote over the telephone:

     On a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, seven days a week. Telephone voting will be available until 12:01 A.M. on May 9, 2001.

     Non-U.S. stockholders should call 1-201-536-8073

Your electronic vote authorizes the named Proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you vote your shares electronically, do not mail back your proxy card.

                  Your vote is important. Thank you for voting.